UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2025

MARPAI, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40904	86-1916231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Channelside Drive, Suite 207
Tampa, Florida	33602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855 389-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MRAI	OTCQX Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 27, 2025, Marpai, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). The final voting results of the 2025 Annual Meeting are set forth below. Stockholders voted on the following proposals:

Proposal No. 1 — Election of Directors

The stockholders elected the following individuals as directors of the Company to hold office until the next annual meeting of stockholders or until their successors shall have been duly elected and qualified.

Director Name	For	Against	Abstain	Broker Non-Votes
Damien Lamendola	10,978,996	5,509	5,039	1,401,237

Yaron Eitan	10,979,296	5,239	5,039	1,401,237

Sagiv Shiv	10,932,384	51,121	5,039	1,401,237

Colleen DiClaudio	10,562,391	57,495	369,658	1,401,237

Jennifer Calabrese	10,982,991	1,514	5,039	1,401,237

Robert Pons	10,983,116	1,389	5,039	1,401,237

Proposal No. 2 — Ratification of the appointment by the Audit Committee of the Company’s Board of Directors (the “Board”) of UHY LLP, as the Company’s independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025.

For	Against	Abstain	Broker Non-Votes
12,370,958	6,457	13,366	-

Proposal No. 3 — Approval of an amendment to the Company’s Certificate of Incorporation to include 2,000,000 shares of preferred stock, which shares shall be “blank-check preferred stock” in one or more series as solely determined by the Board, and to have the voting powers, preferences and relative participation, optional and special rights and qualifications, limitations and restrictions thereof as solely determined by the Board.

For	Against	Abstain	Broker Non-Votes
10,853,406	135,408	730	1,401,237

The results reported above are final voting results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARPAI, INC.

Date: August 27, 2025	By:	/s/ Damien Lamendola
	Name:	Damien Lamendola
	Title:	Chief Executive Officer

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